As filed with the Securities and Exchange Commission on March 16, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-4412575
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

47 Thorndike Street

Suite B1-1

Cambridge, MA 02141

Telephone: (617) 714-0360

(Address of principal executive offices) (Zip Code)

Leap Therapeutics, Inc. 2016 Equity Incentive Plan

(Full titles of the Plan)

Christopher K. Mirabelli, Ph.D.

Chairman, President and Chief Executive Officer

Leap Therapeutics, Inc.

47 Thorndike Street, Suite B1-1

Cambridge, MA 02141

(Name and address of agent for service)

(617) 714-0360

(Telephone number, including area code, of agent for service)

Copy to:

Julio E. Vega, Esq.

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110

(617) 951-8000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001 per share)	494,160	(3)	$7.59	$3,750,674.40	$466.96
• 2016 Equity Incentive Plan of Leap Therapeutics, Inc.

(1)               Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Leap Therapeutics, Inc. 2016 Equity Incentive Plan (the “2016 EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)               Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on March 13, 2018.

(3)               Represents the aggregate number of shares of Common Stock that were automatically added to the shares authorized for issuance under the 2016 EIP on January 1, 2018 pursuant to an “evergreen” provision contained in the 2016 EIP. Pursuant to such provision, on January 1 of each calendar year, the number of shares authorized for issuance under the 2016 EIP is automatically increased by a number equal to (a) 4% of the outstanding Common Stock of the Registrant as of the end of the immediately preceding calendar year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant’s compensation committee of the applicable year.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2016 EIP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on January 27, 2017 (File No. 333-215787). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.         Exhibits.

Exhibit Number	Exhibit

4.1**

Third Amended and Restated Certificate of Incorporation of Leap Therapeutics, Inc. (filed as Exhibit 3.1 to the Registrant’s current report on Form 8-K (File No. 001-37990) as filed on January 26, 2017).

4.2**

Amended and Restated By-laws of Leap Therapeutics, Inc. (filed as Exhibit 3.4 to the Registrant’s registration statement on Form S-4 (File No. 333-213794) as filed on September 26, 2016 and attached as Annex D to the prospectus which forms part of such registration statement).

4.3**	Form of Common Stock Certificate of the Registrant (filed as Exhibit 4.1 to Amendment No. 2 to the Registrant’s registration statement on Form S-4 (File No. 333-213794) as filed on November 16, 2016).
5.1 *	Opinion of Morgan, Lewis & Bockius LLP
23.1*	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page of this Form S-8).
19.1**

Leap Therapeutics, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the registration statement on Form S-8 (File No. 333-215787) filed with the Commission on January 27, 2017).

*       Filed herewith.

**     Previously filed.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts on March 16, 2018.

LEAP THERAPEUTICS, INC.

By:	/s/ Christopher Mirabelli
Name:	Christopher Mirabelli
Title:	President, Chief Executive Officer and Chairman of the
Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher Mirabelli and Douglas Onsi, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Mirabelli	President, Chief Executive Officer and Director	March 16, 2018
Christopher Mirabelli	(Principal Executive Officer)

/s/ Douglas Onsi	Chief Financial Officer, General Counsel, Treasurer and Secretary	March 16, 2018
Douglas Onsi	(Principal Financial and Accounting Officer)

/s/ James Cavanaugh	Director	March 16, 2018
James Cavanaugh

/s/ John Littlechild	Director	March 16, 2018
John Littlechild

/s/ Thomas Dietz	Director	March 16, 2018
Thomas Dietz

/s/ William Li	Director	March 16, 2018
William Li

/s/ Nissim Mashiach	Director	March 16, 2018
Nissim Mashiach

3

/s/ Joseph Loscalzo	Director	March 16, 2018
Joseph Loscalzo

4